Exhibit 99.1

Western Capital Resources Enters into Merger Agreement

to Acquire AlphaGraphics

Omaha, NE, September 2, 2014 – Western Capital Resources, Inc. (OTCQX: WCRS) and BC Alpha Holdings II, LLC, a Delaware limited liability company owning approximately 90% of the ownership interests in AlphaGraphics, a franchise model global leader in marketing and print communications, announced today that they had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which Western Capital will acquire the business of AlphaGraphics in exchange for its issuance, to the owners of BC Alpha Holdings II, of common stock that will aggregate to approximately 45% of the common stock of Western Capital issued and outstanding immediately after the merger. Western Capital currently operates a cash-advance business with approximately 51 locations in the midwestern United States, and a prepaid wireless phone retail business as a Cricket premium authorized dealer with approximately 58 locations.

“We are excited about the opportunity to combine with AlphaGraphics, diversify our operations and grow our revenues and our business,” said Western Capital’s CEO, John Quandahl.

The consummation of the merger will be subject to certain customary conditions, but is expected to close as early as September 30, 2014.

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About Western Capital Resources, Inc.

Western Capital Resources, Inc., through its subsidiaries, provides retail financial services and retail cellular phones. It offers non-recourse cash advance loans (often referred to as “payday loans”), check cashing, and other money services, as well as money transfers and money orders. In addition, Western Capital Resources operates as a Cricket premium authorized dealer reselling cellular phones and accessories, and accepting service payments from Cricket customers.

About AlphaGraphics, Inc.

AlphaGraphics is a franchisor in a global network of over 260 independently owned and operated business centers, united by the single purpose of driving results for its clients through innovative and effective marketing and printing services.

Forward-Looking Statements

This press release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect managements' present expectations and estimates regarding the expected benefits of the proposed merger, management plans relating to the proposed merger, the expected timing of the completion of the merger, the parties' ability to complete the merger considering the various closing conditions, operating efficiencies, if any, potential new markets, cost savings and the ability of the combined company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that managements' expectation and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, actual results from the potential transaction are subject to future risks and uncertainties, any of which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the combined company is able to realize presently perceived operating synergies and efficiencies; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; industry trends and the competitive environment; the impact of losing one or more senior executives or failing to attract additional key personnel; the parties' ability to meet expectations regarding the timing and completion of the merger; and operating costs and business disruption may be greater than expected following the merger. For additional risks relating to the business of Western Capital Resources, please refer to the risk factor discussion in Western Capital Resources’ most recent Annual Report on Form 10-K filed with the SEC on March 26, 2014.

Company Contact: John Quandahl, CEO

Tel: 402-551-8888

Websites: http://www.westerncapitalresources.com; http://www.alphagraphics.com